Filed Pursuant to Rule 424(b)(5)
Registration No. 333-264390

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 20, 2022)

$125,000,000

Common Stock

We are offering 3,906,250 shares of our common stock, $0.01 par value per share (our “common stock”). Our common stock is listed on the NASDAQ Global Select Market under the symbol “DCOM.” The last reported closing price of our common stock on the NASDAQ Global Select Market on November 8, 2024 was $33.44 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and those risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Share	Total(1)
Public offering price	$32.00	$125,000,000.00
Underwriting discount(2)	$1.64	$6,406,250.00
Proceeds, before expenses, to us	$30.36	$118,593,750.00

(1) Assumes no exercise of the underwriters’ option to purchase additional shares described below.

(2) See “Underwriting” in this prospectus supplement for details regarding the underwriters’ compensation.

We have granted the underwriters an option to purchase up to an additional 585,937 shares of common stock within 30 days from the date of this prospectus supplement on the same terms and conditions set forth above.

None of the U.S. Securities and Exchange Commission (the “SEC”), any state securities commission, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the New York Department of Financial Services (the “NYDFS”), or any other regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Shares of our common stock are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of Dime Community Bancshares, Inc. (“DCOM”), and are not insured or guaranteed by the FDIC or any other governmental agency.

The underwriters expect to deliver the shares of common stock to purchasers in book-entry form through the facilities of The Depository Trust Company, against payment on or about November 13, 2024. See “Underwriting” in this prospectus supplement for details.

Joint Book-Running Managers
Raymond James		Keefe, Bruyette & Woods
A Stifel Company
Co-Managers

D.A. Davidson & Co.	Piper Sandler	Stephens Inc.

The date of this prospectus supplement is November 12, 2024.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context indicates otherwise, the terms “DCOM,” the “Company,” “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus refer to Dime Community Bancshares, Inc. and its subsidiaries.

References to the “Bank” refer to Dime Community Bank. References to a particular year mean our fiscal year commencing on January 1 and ending on December 31 of that year.

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 that we filed with the SEC. The registration statement incorporates by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, is available to you via the SEC’s website at www.sec.gov or without charge upon written or oral request to DCOM at the address or telephone number indicated in the section entitled “Incorporation of Certain Documents by Reference” in this prospectus supplement.

This document contains two parts. The first part is this prospectus supplement, which contains specific information about us and the terms on which we are selling the common stock and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus dated April 20, 2022, which contains and incorporates by reference a more general description of the securities we may offer from time to time, some of which does not apply to the common stock we are offering, and important business and financial information about us. If information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any “free writing prospectus” prepared by or on behalf of us or to which we may have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this prospectus supplement provided or approved by us and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in the common stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under “Incorporation of Certain Documents by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our reports filed electronically with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov.

We also maintain an Internet site where you can find additional information about us, including our SEC filings. The address of our Internet site is www.dime.com. All Internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet website, or any other Internet site described in this prospectus supplement or in the accompanying prospectus, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or in the accompanying prospectus or other offering materials.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering of the common stock described in this prospectus supplement; provided, however, that we are not incorporating by reference any documents, portions of documents or other information deemed to have been “furnished” and not “filed” with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”), filed with the SEC on February 22, 2024;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2024 (to the extent specifically incorporated by reference in the 2023 Form 10-K);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 2, 2024, August 1, 2024 and November 5, 2024, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 12, 2024, March 28, 2024, April 18, 2024, April 25, 2024, May 23, 2024, May 28, 2024, June 20, 2024, June 27, 2024, June 28, 2024, July 25, 2024, August 14, 2024, September 26, 2024, October 24, 2024, and October 25, 2024;

•	the description of our common stock set forth in Exhibit 4.1 to the 2023 Form 10-K, including any other amendment or reports filed for the purpose of updating such description; and

•	the description of our preferred stock set forth in our registration statement on Form 8-A filed with the SEC on February 1, 2021 and in Exhibit 4.1 to the 2023 Form 10-K, including any other amendment or reports filed for the purpose of updating such description.

Upon request, we will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents that are not specifically incorporated by reference therein). We will provide this information at no cost to the requester upon written or oral request to Dime Community Bancshares, Inc., Attention: Corporate Secretary, 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York, 11788; Telephone: (631) 537-1000.

You should rely only on the information incorporated by reference or set forth in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters, dealers or agents have authorized anyone else to provide you with additional or different information.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of the federal securities laws. These statements may be identified by use of words such as “annualized,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar terms and phrases, including references to assumptions. Examples of forward-looking statements include, but are not limited to, the proposed use of proceeds from this offering, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and our business, including earnings growth; revenue growth in retail banking, lending and other areas; origination volume in the consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the title insurance subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies.

Forward-looking statements are based upon various assumptions and analyses made by DCOM, in light of management’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company’s control) that could cause actual conditions or results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. These factors include, without limitation, the following:

•	increases in competitive pressure among financial institutions or from non-financial institutions;

•	inflation and fluctuation in market interest rates, which may affect demand for our products, interest margins and the fair value of financial instruments;

•	changes in deposit flows or composition, loan demand or real estate values;

•	changes in the quality and composition of our loan or investment portfolios or unanticipated or significant increases in loan losses;

•	changes in accounting principles, policies or guidelines;

•	changes in corporate and/or individual income tax laws or policies;

•	general socio-economic conditions or events, including conditions caused by public health emergencies, international conflict, inflation and recessionary pressures, either nationally or locally in some or all areas in which the Company conducts business, or conditions or events in the securities markets or the banking industry;

•	legislative, regulatory or policy changes;

•	technological changes;

•	breaches or failures of the Company’s information technology security systems;

•	the success of new business initiatives or the integration of any acquired entities;

•	difficulties or unanticipated expenses incurred in the consummation of new business initiatives or the integration of any acquired entities; and

•	litigation or matters before regulatory agencies.

These and other factors are more fully described under “Risk Factors” below and in Item 1A of the 2023 Form 10-K and other factors discussed in the filings we make with the SEC under the Exchange Act.

All forward-looking statements attributable to our Company are expressly qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which such statements are made. Except as required by law, we disclaim any obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise. There is no assurance that future results, levels of activity, performance or goals will be achieved.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the section titled “Risk Factors” in this prospectus supplement, in the 2023 Form 10-K, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, and in other documents that we subsequently file with the SEC. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Note Concerning Forward-Looking Statements” in this prospectus supplement.

Overview

The Company is a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, Dime Community Bank. The Bank was established in 1910 and is headquartered in Hauppauge, New York. The Company was incorporated under the laws of the State of New York in 1988 to serve as the holding company for the Bank. The Company functions primarily as the holder of all of the Bank’s common stock. Our bank operations include Dime Abstract LLC, a wholly-owned subsidiary of the Bank, which is a broker of title insurance services.

For over a century, we have maintained our focus on building customer relationships in our market area. Our mission is to grow through the provision of exceptional service to our customers, our employees, and the community. We strive to achieve excellence in financial performance and build long-term shareholder value. We engage in providing full service commercial and consumer banking services, including accepting time, savings and demand deposits from the businesses, consumers, and local municipalities in our market area. These deposits, together with funds generated from operations and borrowings, are invested primarily in: (1) commercial real estate loans; (2) multi-family mortgage loans; (3) residential mortgage loans; (4) secured and unsecured commercial and consumer loans; (5) home equity loans; (6) construction and land loans; (7) Federal Home Loan Bank, Federal National Mortgage Association (“Fannie Mae”), Government National Mortgage Association (“Ginnie Mae”) and Federal Home Loan Mortgage Corporation (“Freddie Mac”) mortgage-backed securities, collateralized mortgage obligations and other asset backed securities; (8) U.S. Treasury securities; (9) New York State and local municipal obligations; (10) U.S. government-sponsored enterprise securities; and (11) corporate bonds. We also offer the Certificate of Deposit Account Registry Service and Insured Cash Sweep programs, providing multi-millions of dollars of FDIC insurance on deposits to our customers. In addition, we offer merchant credit and debit card processing, automated teller machines, cash management services, lockbox processing, online banking services, remote deposit capture, safe deposit boxes, and individual retirement accounts as well as investment services through Dime Financial Services LLC, which offers a full range of investment products and services through a third-party broker dealer. Through its title insurance subsidiary, the Bank acts as a broker for title insurance services. Our customer base is comprised principally of small and medium sized businesses, municipal relationships and consumer relationships.

On February 1, 2021, Dime Community Bancshares, Inc., a Delaware corporation (“Legacy Dime”) merged with and into Bridge Bancorp, Inc., a New York corporation (“Bridge”) (the “Merger”), with Bridge as the surviving corporation under the name “Dime Community Bancshares, Inc.” (the “Holding Company”). At the effective time of the Merger (the “Effective Time”), each outstanding share of Legacy Dime common stock, par value $0.01 per share, was converted into the right to receive 0.6480 shares of the Holding Company’s common stock, par value $0.01 per share. At the Effective Time, each outstanding share of Legacy Dime’s Series A preferred stock, par value $0.01 (the “Preferred Stock”), was converted into the right to receive one share of a newly created series of the Holding Company’s preferred stock having the same powers, preferences and rights as the Preferred Stock. Immediately following the Merger, Dime Community Bank, a New York-chartered commercial bank and a wholly-owned subsidiary of Legacy Dime, merged with and into BNB Bank, a New York-chartered trust company and a wholly-owned subsidiary of Bridge, with BNB Bank as the surviving bank, under the name “Dime Community Bank”.

As of September 30, 2024, we operated 61 branch locations throughout Long Island and the New York City boroughs of Brooklyn, Queens, Manhattan, the Bronx, and Staten Island.

At September 30, 2024, we had total consolidated assets of $13.7 billion, total loans held for investment, net of fees and costs, of $10.9 billion, total deposits of $11.4 billion, and total stockholders’ equity of $1.3 billion.

Our common stock trades on the NASDAQ Global Select Market under the symbol “DCOM” and the Preferred Stock trades on the NASDAQ Global Select Market under the symbol “DCOMP.”

Corporate Information

Our executive offices are located at 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York, 11788. Our telephone number at this address is (631) 537-1000 and our website is www.dime.com. The information on our website is not part of this prospectus supplement.

THE OFFERING

The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the common stock and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the common stock. You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, carefully before making a decision about whether to invest in the common stock. For a more complete understanding of the common stock, you should read the section of the accompanying prospectus entitled “Description of Securities—Common Stock.”

Issuer	Dime Community Bancshares, Inc., a New York corporation and a bank holding company.

Shares of common stock offered by us	3,906,250 shares (or 4,492,187 shares if the underwriters exercise in full their option to purchase additional shares).

Shares of common stock to be outstanding after the offering	43,057,900 shares (or 43,643,837 shares if the underwriters exercise in full their option to purchase additional shares).

Public offering price per share	$32.00

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes to support our continued organic growth, which may include, among other things, working capital, investments in our bank subsidiary, and potential balance sheet optimization strategies. See “Use of Proceeds.”

Lock-up agreements	We, certain of our executive officers and all of our directors have entered into lock-up agreements, which restrict such persons from engaging in certain transactions in our securities during the Lock-Up Period (as defined below) without the consent of the underwriters. See “Underwriting—Lock-Up Agreements.”

Listing and trading symbol	Our common stock is traded on NASDAQ Global Select Market under the symbol “DCOM”.

Risk Factors	Investing in shares of our common stock involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in our common stock set forth under “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those under Item 1A, “Risk Factors” in our 2023 Form 10-K as supplemented by our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 for a discussion of factors that you should carefully consider before deciding whether to invest in shares our common stock.

Unless otherwise noted, references in this prospectus supplement to the number of shares of our common stock outstanding after this offering are based on 39,151,650 shares of our common stock issued and outstanding as of September 30, 2024. Except as otherwise indicated, the information in this prospectus supplement:

•	Includes 760,228 unvested shares of restricted stock granted under our 2021 Equity Incentive Plan (the “2021 Plan”), 2019 Equity Incentive Plan (the “2019 Plan”) and 2012 Equity Incentive Plan (the “2012 Plan” and together with the 2021 Plan and 2019 Plan, the “Equity Incentive Plans”);

•	excludes 494,587 unvested restricted stock units granted under the Equity Incentive Plans;

•	excludes 268,583 shares of unvested performance based restricted stock units (assuming attainment of performance goal at target) granted under the Equity Incentive Plans;

•	excludes 1,185,000 shares of common stock reserved for issuance under our Equity Incentive Plans; and

•	assumes no exercise of the underwriters’ option to purchase additional shares of our common stock.

RISK FACTORS

An investment in our securities is subject to risks inherent to our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the risk factors and other information included in the 2023 Form 10-K, our Quarterly Reports on Form 10-Q for the three months ended March 31, 2024, June 30, 2024 and September 30, 2024 and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that management is not aware of or that management currently deems immaterial may also impair our business operations. See also the discussion under the heading “Cautionary Note Concerning Forward-Looking Statements.” This prospectus supplement and the accompanying prospectus are qualified in their entirety by these risk factors. If any of these risks actually occurs, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly, and you could lose all or part of your investment.

Risk Factors Related to an Investment in Our Common Stock and the Offering

The rights of our common shareholders are subordinate to the holders of any debt securities that we have issued or may issue from time to time.

As of September 30, 2024, we had outstanding $40.0 million of 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2030, $160.0 million of 5.00% Fixed-to-Floating Rate Subordinated Notes due 2032, and $74.8 million of 9.00% Fixed-to-Floating Rate Subordinated Notes due 2034 (collectively, the Existing Notes”). Because these debt instruments rank senior to our common stock, if we fail to timely make principal and interest payments on the Existing Notes, we may not pay any dividends on our common stock. Further, if we declare bankruptcy, dissolve, or liquidate, the holders of the Existing Notes must be satisfied before any distributions can be made to the holders of our common stock.

An investment in our common stock is not insured or guaranteed by the FDIC, any other governmental agency or any of our subsidiaries, so you could lose some or all of your investment.

An investment in our common stock is not a savings account, deposit or other obligation of the Bank or any of our non-bank subsidiaries and is not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer.

Investment in our common stock is inherently risky for the reasons described herein, and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you could lose some or all of your investment.

The use of the net proceeds from the offering will be at the discretion of our management and could change depending on unforeseen events or changes in current business conditions or circumstances.

Our management will have broad discretion in the use of the net proceeds from the offering. The descriptions in this prospectus supplement of our use of the proceeds from the offering represent our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds of the offering in a manner other than as described in this prospectus supplement. The precise amounts and timing of our use of the net proceeds will depend on our, and our subsidiaries’, funding requirements and the availability of other funds.

The stock price of financial institutions, like the Company, may fluctuate significantly.

We cannot predict the prices at which our shares of common stock will continue to trade. You should consider an investment in our common stock to be risky. The trading price has been, and may in the future be highly volatile, which may make it difficult for you to resell your shares at the volume, prices and times desired. There are many factors that may affect the market price and trading volume of our shares of common stock, including the factors described in this “Risk Factors” section, and other factors, most of which are outside of our control.

Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company or industry. These broad market fluctuations, as well as general economic, systemic, political and market conditions, including recessions, loss of investor confidence, and interest rate changes, may negatively affect the market price of our common stock. Increased market volatility may materially and adversely affect the market price of our common stock, which could make it difficult to sell your shares at the volume, prices and times desired.

We can issue additional equity securities, which would lead to dilution of our issued and outstanding common stock.

The issuance of additional equity securities or securities convertible into equity securities would result in dilution of our existing shareholders’ equity interests. We are authorized to issue up to 80 million shares of our common stock, par value $0.01 per share. We are authorized to issue up to 10 million shares of preferred stock in one or more series, which may give other shareholders dividend, conversion, voting, and liquidation rights, among other rights, which may be superior to the rights of holders of our common stock. We are authorized to issue, except as required by law or the NASDAQ Global Select Market, securities convertible into either common stock or preferred stock. Furthermore, we have adopted an equity compensation program for our employees which also could result in dilution of our existing shareholders’ equity interests.

Following the completion of this offering, and assuming no exercise of the underwriters’ option to purchase additional shares, we will have issued and outstanding 43,057,900 shares of our common stock (or 43,643,837 shares if the underwriters exercise their option to purchase additional shares in full), a significant portion of which will be freely transferable without restriction or further registration under the Securities Act. We, certain of our executive officers and all of our directors holding, in the aggregate, 3,857,198 shares of our common stock as of November 8, 2024 (representing approximately 9% of our outstanding shares of common stock as of such date), have agreed not to sell any shares of our common stock for a period of 90 days from the date of this prospectus supplement (the “Lock-Up Period”), subject to certain exceptions. See the section entitled “Underwriting.” Following the expiration of the Lock-Up Period, all of these shares will be eligible for resale under Rule 144 of the Securities Act, subject to any applicable holding period requirements and volume limitations. In addition, the underwriters, at any time and without notice, may release all or any portion of the common stock subject to such lock-up restrictions. The remaining shares of our common stock outstanding prior to this offering are not subject to lock-up agreements and they may be freely resold at any time, subject to the restrictions described in this prospectus supplement, if applicable, for affiliate holders. The shares of our common stock being offered and sold in this offering will also generally be available for resale into the public markets. See the section entitled “Underwriting.”

The market price for our common stock may decline significantly when the restrictions on resale by our existing shareholders lapse. Actual or anticipated issuances or sales of substantial additional amounts of our common stock following this offering could cause the market price of our common stock to decline significantly and make it more difficult for us to sell equity or equity-related securities in the future on favorable terms, or at all. We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. Further, a decline in the market price of our common stock might impede our ability to raise capital through the issuance of additional common stock or other equity securities.

Certain provisions of our restated certificate of incorporation and amended and restated bylaws, New York law, and U.S. banking laws could have anti-takeover effects.

Certain provisions of our restated certificate of incorporation and amended and restated bylaws, as well as New York law, and the Bank Holding Company Act, and Change in Bank Control Act, could delay or prevent a change of control that you may favor. Our restated certificate of incorporation and amended and restated bylaws include certain provisions that could delay a takeover or change in control of us, including: the exclusive right of our board to fill any director vacancy; advance notice requirements for shareholder proposals and director nominations; and supermajority vote requirements for business combinations.

The business combination provisions of the New York Business Corporation Law could prohibit or delay mergers or other takeovers or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company. In general such provisions prohibit an “interested shareholder” (i.e., a person who owns 20% or more of our outstanding voting stock) from engaging in various business combination transactions with our company, unless (a) the business combination transaction, or the transaction in which the interested shareholder became an interested shareholder, was approved by the Board of Directors prior to the interested shareholder's stock acquisition date, (b) the business combination transaction was approved by the disinterested shareholders at a meeting called no earlier than five years after the interested shareholder's stock acquisition date, or (c) if the business combination transaction takes place no earlier than five years after the interested stockholder's stock acquisition date, the price paid to all the stockholders under such transaction meets statutory criteria.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, or change their recommendations regarding our common stock or if our operating results do not meet their expectations, the market price of our common stock and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, or our operating results do not meet their expectations, either absolutely or relative to our competitors, the market price of our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the market price of our common stock or trading volume to decline. If we fail to meet the expectations of analysts for our operating results, the market price of our common stock would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause the market price of our common stock and trading volume to decline.

We cannot guarantee the timing, amount or payment of any dividends on our common stock.

We currently expect that we will continue to pay quarterly cash dividends. The timing, declaration, amount and payment of any future dividends to stockholders will fall within the discretion of our Board of Directors. The Board of Directors’ decisions regarding the payment of dividends will depend on many factors, such as our financial condition, earnings, corporate strategy, capital requirements, debt service obligations, industry practice, legal requirements, regulatory constraints, and other factors that the Board of Directors deems relevant.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $117.9 million after deducting the underwriting discount and our estimated offering expenses and assuming no exercise of the underwriters’ overallotment option. We intend to use the net proceeds of this offering for general corporate purposes to support our continued organic growth, which may include, among other things, working capital, investments in our bank subsidiary, and potential balance sheet optimization strategies. The precise amounts and timing of our use of the net proceeds will depend on our, and our subsidiaries’, funding requirements and the availability of other funds.

Pending the application of the net proceeds for the purposes described above, we may initially invest the net proceeds from this offering in short-term, investment-grade instruments, interest-bearing securities or obligations, or apply them to the reduction of other indebtedness.

Our management will have broad discretion in the use of the net proceeds of the offering. The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds of the offering in a manner other than as described in this prospectus supplement.

CAPITALIZATION

The following table shows our capitalization at September 30, 2024:

(1) on a consolidated basis; and

(2) on a consolidated basis as adjusted to give effect to the issuance and sale of the common stock in this offering (after deducting the underwriting discount and estimated offering expenses, and assuming no exercise of the underwriters’ overallotment option).

This table should be read in conjunction with the risk factors and the condensed consolidated financial statements and related notes of DCOM for the three months ended September 30, 2024, and the other financial information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

	As of September 30, 2024
(Dollars in thousands)	Actual	As adjusted for this offering (2)
Cash and Cash Equivalents	$626,056	$744,000

Liabilities and Shareholders’ Equity:
Deposits:
Non-interest bearing	$3,319,001	$3,319,001
Interest bearing	8,098,317	8,098,317
Total deposits	11,417,318	11,417,318
Federal Home Loan Bank advances	508,000	508,000
Subordinated debentures due 2030	41,986	41,986
Subordinated debentures due 2032	158,144	158,144
Subordinated debentures due 2034	72,170	72,170
Other liabilities	284,982	284,982
Total liabilities	12,482,600	12,482,600

Shareholders’ Equity:
Common stock, $0.01 par value (80,000,000 shares authorized; 41,644,395 shares issued actual and 45,550,645 issued as adjusted at September 30, 2024; 39,151,650 shares outstanding actual and 43,057,900 outstanding shares as adjusted at September 30, 2024)	416	455
Preferred stock, Series A, $0.01 par value (10,000,000 shares authorized and 5,299,200 shares outstanding at September 30, 2024)	116,569	116,569
Additional paid-in capital	478,496	596,401
Treasury stock, at cost (actual and as adjusted)	(86,272)	(86,272)
Retained earnings	827,690	827,690
Accumulated other comprehensive loss	(72,970)	(72,970)
Total stockholders’ equity	1,263,929	1,381,873
Total liabilities and stockholders’ equity	$13,746,529	$13,864,473

Capital Ratios(1)
Common equity Tier 1 capital ratio	10.16%	11.29%
Tier 1 risk-based capital ratio	11.28%	12.41%
Total risk-based capital ratio	14.76%	15.89%
Tier 1 leverage ratio	8.76%	9.56%

(1)	The as adjusted calculations for the risk-based capital ratios for DCOM assume that the net proceeds from the sale of the common stock are invested in assets that carry a 0% risk weighting.
(2)	Does not give effect to the application of the net proceeds of this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences of the purchase, ownership and disposition of our common stock by a non-U.S. holder (as defined below) that acquires our common stock in this offering and holds our common stock as a “capital asset” (generally, property held for investment). This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and judicial and administrative authority, all of which are subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could result in U.S. federal income tax consequences that differ from those summarized below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to any of the U.S. federal income tax consequences discussed below and there can be no assurance that the IRS would not assert, or that a court would not sustain, positions contrary to those described in this summary.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their individual circumstances, or to investors subject to special treatment under U.S. federal income tax laws, including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, persons subject to special tax accounting rules under Code Section 451(b), or persons that will hold our common stock as a position in a “hedging transaction,” “straddle,” “conversion transaction” or other risk reduction transaction. This summary does not address all aspects of U.S. federal income taxes, such as consequences under the Medicare contribution tax or the alternative minimum tax. Further, this summary does not address the consequences under any U.S. federal tax laws other than U.S. federal income tax laws, such as U.S. federal estate or gift tax laws, and does not address the consequences under the tax laws of any state, local, or non-U.S. jurisdiction.

As used in this summary, the terms “non-U.S. holder” or “you” refer to a beneficial owner of our common stock that for U.S. federal income tax purposes is neither a partnership (including any entity or arrangement treated as a partnership for such purposes) nor a “United States person” which term refers to any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States (including certain former citizens and former long-term residents of the United States);

•	a corporation (or other entity or arrangement taxable for U.S. federal income tax purposes as a corporation) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust which (1) is subject to the primary supervision of a court within the United States and one or more United States persons as defined under Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are treated as a partner in such an entity holding our common stock, you should consult your tax advisor as to the U.S. federal income tax consequences applicable to you.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY PROSPECTIVE PURCHASER OF OUR COMMON STOCK. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON- U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Distributions

Distributions paid with respect to our common stock generally will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions not treated as dividends for U.S. federal income tax purposes first will constitute a return of capital and be applied against and reduce a non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “-Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a non-U.S. Holder of our common stock will be subject to United States federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). If a non-U.S. Holder holds the stock through a financial institution or other intermediary, the non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. A non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a non-U.S. Holder are effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other taxable disposition of our common stock unless:

•	you are a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met;

•	the gain is effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, you maintain a permanent establishment or fixed base in the United States to which such gain is attributable); or

•	our common stock constitutes a United States real property interest (“USRPI”), by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes and certain other conditions are satisfied.

Gain described in the first bullet point above will be subject to a flat 30% tax (or such lower rate as specified by any applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our worldwide real property interests plus certain other business assets, there can be no assurance that we are not or will not become a USRPHC. Generally, a corporation is a USRPHC only if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus certain other business assets.

Even if we are or were to become a USRPHC, gain arising from a non-U.S. Holder’s sale or other taxable disposition of our common stock will not be subject to U.S. federal income tax if our common stock is regularly traded on an established securities market (within the meaning of Code Section 897(c)(3)) and the non-U.S. Holder actually and constructively owns 5% or less of our common stock throughout the shorter of the five-year period preceding the non-U.S. Holder’s disposition of, or the non-U.S. Holder’s holding period for, our common stock. Please note, though, that we can provide no assurance that our common stock will be or remain regularly traded.

Information Reporting and Backup Withholding

Annual reporting to the IRS and to each non-U.S. Holder will be required as to the amount of dividends paid to such non-U.S. Holder and the amount, if any, of tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the non-U.S. Holder’s country of residence. Dividends generally are not subject to “backup withholding” if the non-U.S. Holder properly certifies as to its non-U.S. status (usually by completing an IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI).

The payment of the proceeds of the sale or other disposition of our common stock to or through the U.S. office of a broker will be subject to both backup withholding and information reporting unless the non-U.S. Holder certifies its non-U.S. status (usually by completing an IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI) or otherwise establishes an exemption. Information reporting requirements, but not backup withholding, generally will also apply to payments of the proceeds of a sale or other disposition of our common stock by a non-U.S. office of a U.S. broker or a non-U.S. broker with certain types of relationships to the United States unless the non-U.S. Holder certifies its non-U.S. status or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a non-U.S. Holder may be refunded or credited against such non-U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, known as the Foreign Account Tax Compliance Act (“FATCA”), and the relevant administrative guidance thereunder, impose a withholding tax of 30% on dividends on our common stock paid to certain foreign entities unless various information reporting, withholding and other requirements are satisfied. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of our common stock on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An inter-governmental agreement between the United States and an applicable non-U.S. country may modify such requirements. Prospective investors should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

UNDERWRITING

We have entered into an underwriting agreement with Raymond James & Associates, Inc., and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters listed below (collectively, the “underwriters”) with respect to the common stock being offered pursuant to this prospectus supplement. Subject to certain conditions, each underwriter has agreed, severally and not jointly, to purchase the number of shares of our common stock set forth next to its name in the following table.

Underwriters	Number of Shares
Raymond James & Associates, Inc.	2,343,751
Keefe, Bruyette & Woods, Inc.	976,563
D.A. Davidson & Co.	195,312
Piper Sandler & Co.	195,312
Stephens, Inc.	195,312
Total	3,906,250

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriters have agreed, severally and not jointly, to purchase all of the shares offered hereby if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated under certain circumstances. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares offered hereby subject to their acceptance of such shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

Shares of our common stock sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. This underwriting discount will also apply to any shares of common stock purchased pursuant to the overallotment option. Any shares of common stock sold by the underwriters to securities dealers may be sold at the initial public offering price less a concession not in excess of $0.9840 per share. If all of the shares of our common stock are not sold at their applicable initial offering prices, the underwriters may change the offering prices and the other selling terms. The offering of the shares of our common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the public offering price, the underwriting discount and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	No Exercise of Overallotment Option	Full Exercise of Overallotment Option
Public offering price	$32.00	$125,000,000.00	$143,749,984.00
Underwriting discounts and commissions paid by us(1)	$1.64	$6,406,250.00	$7,367,186.68
Proceeds to us, before expenses	$30.36	$118,593,750.00	$136,382,797.32

(1)    We have agreed to reimburse the underwriters up to $150,000 for certain legal expenses in connection with this offering. Such reimbursement is deemed underwriter compensation by the Financial Industry Regulatory Authority (“FINRA”).

We estimate expenses payable by us in connection with this offering, other than, in each case, underwriting discounts and commissions, will be approximately $650,000.

Overallotment Option

We have granted an option to the underwriters to purchase up to an additional 585,937 shares of common stock offered hereby at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of common stock proportionate to that underwriter’s initial principal amount reflected in the table above.

NASDAQ Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “DCOM.”

Lock-Up Agreements

We, certain of our executive officers and all of our directors, have agreed, for the period beginning on and including the date of this prospectus supplement through and including the date that is 90 days after the date of this prospectus supplement, without the prior written consent of each representative of the underwriters, not to:

•	offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of our common stock or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any shares of our common stock, whether held on the date of this prospectus supplement or acquired after the date of this prospectus supplement;

•	exercise or seek to exercise or effectuate in any manner any rights of any nature that they have or may have after the date of this prospectus supplement to require the Company to register the securities subject to the lock-up agreement, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company; or

•	engage in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a disposition of securities subject to the lock-up agreement, even if such securities would be disposed of by someone other than the holder.

These restrictions are expressly agreed to in order to preclude us, certain of our executive officers and all of our directors, from engaging in any hedging or other transaction or arrangement that is designed to, or which reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of our common stock, whether such transaction would be settled by delivery of our common stock or other securities, in cash or otherwise. These restrictions are subject to customary exceptions.

The underwriters may, in their discretion and at any time and from time to time, without notice, release all or any portion of the shares of our common stock and other securities that are restricted by these agreements from the restrictions listed above.

Stabilization

In connection with this offering, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase our common stock in the open market for the purpose of pegging, fixing or maintaining the price of common stock. Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the our common stock to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue such activities at any time without notice.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters or their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments issued by us and our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such short positions could adversely affect future trading price of the common stock offered hereby. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for DCOM by Squire Patton Boggs (US) LLP, New York, NY. Certain legal matters related to the offering will be passed upon for the underwriters by Luse Gorman, PC, Washington, D.C.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in the 2023 Form 10-K and incorporated in this prospectus supplement by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

Subscription Rights

We may offer and sell, from time to time, in one or more series, our unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness; shares of common stock; shares of preferred stock; depositary shares; purchase contracts; warrants to purchase other securities; units consisting of any combination of the above securities; or subscription rights to purchase common stock, preferred stock, depositary shares or debt securities that we may offer to our stockholders. This prospectus provides you with a general description of the securities listed above. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “DCOM.”

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement and any applicable pricing supplement for those securities.

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors,” on page 4 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated into this prospectus by reference for a discussion of certain risks and uncertainties you should consider.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 20, 2022.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information about Dime Community Bancshares, Inc. and the securities being registered, some of which may not apply to your securities;

•	a prospectus supplement, which describes the terms of a particular issuance of securities, some of which may not apply to your securities and which may not include information relating to the prices of the securities being offered; and

•	if necessary, a pricing supplement that describes the pricing terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	this prospectus.

We may include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in any prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, our debt securities; common stock; preferred stock; depositary shares; warrants; purchase contracts; units consisting of any combination of the above securities; or subscription rights to purchase common stock, preferred stock, depositary shares or debt securities. This prospectus provides you with a general description of the securities that we may offer. Each time we offer these securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of the offer. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus.

You should read this prospectus, the prospectus supplement and any pricing supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

This document is dated April 20, 2022, and you should assume that the information in this document is accurate only as of such date, unless the information specifically indicates that another date applies. We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Dime Community Bancshares,” the “Company,” “we,” “us,” “our” or similar references mean Dime Community Bancshares, Inc., and references to the “Bank” mean Dime Community Bank.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic and current reports, proxy statements and other documents with the SEC. The SEC maintains a website that contains these reports, proxy statements and other documents, and other information regarding issuers that make electronic filings with the SEC. You may read any document we file on the SEC’s Internet site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC’s website.

You may also receive copies of documents filed with the SEC, including documents incorporated by reference in this prospectus, at no cost, by addressing your request to:

Corporate Secretary

Dime Community Bancshares, Inc.

898 Veterans Memorial Highway, Suite 560

Hauppauge, New York 11788

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate information into this prospectus by reference to another document separately filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document. The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Filing Date (as applicable)

Annual Report on Form 10-K for the year ended December 31, 2021 (including portions of our Proxy Statement for our 2022 Annual Meeting of Stockholders filed on April 15, 2022, to the extent specifically incorporated by reference in such Form 10-K)

March 1, 2022

The description of our common stock set forth in the registration statement on Form 8-A12B (No. 001-34096), Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021 and any amendment or report filed with the SEC for the purpose of updating this description	June 9, 2008 (Form 8-A12B) March 1, 2022 (Annual Report on Form 10-K)

The description of our preferred stock set forth in the registration statement on Form 8-A12B (No. 001-34096), Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021 and any amendment or report filed with the SEC for the purpose of updating this description	February 1, 2021 (Form 8-A12B) March 1, 2022 (Annual Report on Form 10-K)

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities covered by this prospectus until the completion of the distribution of such securities. These documents include periodic reports, such as annual reports on Form 10-K and quarterly reports on Form 10-Q, and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus from us at no cost, by addressing your request to:

Corporate Secretary

Dime Community Bancshares, Inc.

898 Veterans Memorial Highway, Suite 560

Hauppauge, New York 11788

In addition, we maintain a corporate website, www.dime.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Except as specifically incorporated by reference into this prospectus, information on the websites listed above is not a part of this prospectus. You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. You should assume that the information incorporated by reference into this document is accurate only as of the date of such incorporated document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated into it by reference may contain statements relating to our future results (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of our management. Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimated,” “assumes,” “likely,” and variations of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and our business, including earnings growth; revenue growth in retail banking, lending and other areas; origination volume in the consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the title insurance subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. We claim the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company’s control) that could cause actual conditions or results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. These factors include, without limitation, the following:

•	there may be increases in competitive pressure among financial institutions or from non-financial institutions;

•	the net interest margin is subject to material short-term fluctuation based upon market rates;

•	changes in deposit flows, loan demand or real estate values may affect the business of the Bank;

•	changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently;

•	changes in corporate and/or individual income tax laws may adversely affect the Company’s business or financial condition or results of operations;

•	general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry, may be different than the Company currently anticipates;

•	legislative, regulatory or policy changes may adversely affect the Company’s business or results of operations;

•	technological changes may be more difficult or expensive than the Company anticipates;

•	success or consummation of new business initiatives or the integration of any acquired entities may be more difficult or expensive than the Company anticipates; and

•	litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates.

The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OUR COMPANY

Dime Community Bancshares, Inc. is a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, Dime Community Bank. The Bank was established in 1910 and is headquartered in Hauppauge, New York. The Holding Company was incorporated under the laws of the State of New York in 1988 to serve as the holding company for the Bank. The Company functions primarily as the holder of all of the Bank’s common stock. Our executive offices are located at 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788, and our telephone number is (631) 537-1000.

On February 1, 2021, the Company, which was formerly known as “Bridge Bancorp, Inc.”, completed a merger of equals transaction with Dime Community Bancshares, Inc., a Delaware corporation. As of December 31, 2021, we operated 60 branch locations throughout Long Island and the New York City boroughs of Brooklyn, Queens, Manhattan, and the Bronx. Our bank operations include Dime Community Inc., a real estate investment trust subsidiary which was formerly known as “Bridgehampton Community, Inc.”, as an operating subsidiary. Our bank operations also include Bridge Abstract LLC, a wholly-owned subsidiary of the Bank, which is a broker of title insurance services.

For over a century, the Bank has maintained a focus on building customer relationships in our market area, which, as of December 31, 2021, consisted of Greater Long Island, including the counties of Kings, Queens, Nassau, Suffolk, and New York. Our mission is to grow through the provision of exceptional service to our customers, our employees, and the community. We strive to achieve excellence in financial performance and build long-term shareholder value. We engage in a full service commercial and consumer banking business, including accepting time, savings and demand deposits from the businesses, consumers,  and local municipalities in our market area. These deposits, together with funds generated from operations and borrowings, are invested primarily in: (1) commercial real estate loans; (2) multi-family mortgage loans; (3) residential mortgage loans; (4) secured and unsecured commercial and consumer loans; (5) home equity loans; (6) construction and land loans; (7) Federal Home Loan Bank (“FHLB”), Federal National Mortgage Association (“Fannie Mae”), Government National Mortgage Association (“Ginnie Mae”) and Federal Home Loan Mortgage Corporation (“Freddie Mac”) mortgage-backed securities, collateralized mortgage obligations and other asset backed securities; (8) U.S. Treasury securities; (9) New York State and local municipal obligations; (10) U.S. government-sponsored enterprise (“U.S. GSE”) securities; and (11) corporate bonds. We also offer the Certificate of Deposit Account Registry Service (“CDARS”) and Insured Cash Sweep (“ICS”) programs, providing multi-millions of dollars of Federal Deposit Insurance Corporation (“FDIC”) insurance on deposits to our customers. In addition, we offer merchant credit and debit card processing, automated teller machines, cash management services, lockbox processing, online banking services, remote deposit capture, safe deposit boxes, and individual retirement accounts as well as investment services through Dime Financial Services LLC, which offers a full range of investment products and services through a third-party broker dealer. Through its title insurance abstract subsidiary, the Bank acts as a broker for title insurance services. Our customer base is comprised principally of small and medium sized businesses, municipal relationships and consumer relationships.

The Company and the Bank are subject to extensive regulation by federal and state bank regulators.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 1 of this prospectus.

USE OF PROCEEDS

The Company intends to use the net proceeds from the sale of any securities offered under this prospectus in the manner and for the purposes set forth in the applicable prospectus supplement.

DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, units and subscription rights that may be offered under this prospectus. The following summaries are not meant to be a complete description of each security. The prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security. You should read all of these documents as well as the documents filed as exhibits to or incorporated by reference into this prospectus and the registration statement of which this prospectus is a part. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

Description of Debt Securities

General

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” and subordinated debt securities will be issued under a separate indenture, referred to in this section as the “subordinated indenture.” The senior indenture and the subordinated indenture are referred to in this section as the “indentures.” The senior debt securities and the subordinated debt securities are referred to in this section as the “debt securities.” The debt securities will be our direct unsecured general obligations.

This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The following briefly describes the general terms and provisions of the debt securities and the indentures. We have not restated these indentures in their entirety in this description. We have filed the forms of the indentures, including the forms of debt securities, as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities. The following description of the indentures is not complete and is subject to, and qualified in its entirety by reference to, all the provisions in the respective indentures. In the summary below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indentures.

Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture. At the date of this prospectus, we had not issued any debt securities under either indenture.

Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

The debt securities will be our exclusive obligations. Neither indenture requires our subsidiaries to guarantee the debt securities. As a result, the holders of debt securities will generally have a junior position to claims of all creditors and preferred shareholders of our subsidiaries.

Terms of Each Series of Debt Securities Provided in the Prospectus Supplement

A prospectus supplement and any supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following (Section 301):

•	the form and title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

•	the principal amount of the debt securities;

•	the denominations in which the debt securities will be issued;

•	the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

•	the place where the principal of, and premium, if any, and interest on any debt securities will be payable;

•	the date or dates on which the debt securities will be issued and the principal, and premium, if any, of the debt securities will be payable;

•	the rate or rates which the debt securities will bear interest and the interest payment dates for the debt securities;

•	any mandatory or optional redemption provisions;

•	the terms, if any, upon which the debt securities are convertible into other securities of ours and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any deletion from, changes of or additions to the covenants or the Events of Default (as defined below) under “Provisions in Both Indentures – Events of Default and Remedies”;

•	any changes to the terms and condition upon which the debt securities can be defeased or discharged;

•	any restriction or other provision with respect to the transfer or exchange of the debt securities;

•	the identity of any other trustee, paying agent and security registrar, if other than the trustee; and

•	any other terms of the debt securities.

We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served (Section 1002).

Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any related prospectus supplement. “Original issue discount security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof (Section 101).

Provisions Only in the Senior Indenture

Payment of the principal, premium, if any, and interest on the senior debt securities will rank equally in right of payment with all of our other unsecured senior debt.

Provisions Only in the Subordinated Indenture

Payment of the principal, premium, if any, and interest on the subordinated debt securities will be subordinate and junior in priority of payment to prior payment in full of all of our senior indebtedness, including senior debt securities and other debt to the extent described in a prospectus supplement (Section 1401 of the subordinated debt indenture).

Subordinated Debt Securities Intended to Qualify as Tier 2 Capital

Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established by the Federal Reserve Board for bank holding companies. The guidelines set forth specific criteria for subordinated debt to qualify as Tier 2 Capital. Among other things, the subordinated debt must:

•	be unsecured;

•	have an average maturity of at least five years;

•	be subordinated in right of payment;

•	not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer;

•	not contain provisions permitting the issuer of the debt to redeem the security prior to the maturity date without prior approval of the Federal Reserve; and

•	not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Provisions in Both Indentures

Consolidation, Merger or Asset Sale

Each indenture generally allows us to consolidate or merge with a domestic person, association or entity. Each also allows us to sell, lease or transfer our property and assets substantially as an entirety to a domestic person, association or entity. If this happens, the remaining or acquiring person, association or entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which require that:

•	the remaining or acquiring person, association or entity is organized under the laws of the United States, any state within the United States or the District of Columbia;

•	the remaining or acquiring person, association or entity assumes our obligations under the indentures; and

•	immediately after giving effect to the transaction, no Default or Event of Default, as defined below, shall have occurred and be continuing.

The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures (Sections 801 and 802).

Events of Default and Remedies

In the indentures, Default with respect to any series of debt securities means any event which is, or after notice or lapse of time or both would become, an Event of Default.

In the indentures, Event of Default with respect to any series of debt securities means any of the following (Section 501):

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to pay interest on any debt security of that series for 30 days;

•	subject to certain exceptions, failure to perform any other covenant in the indenture, other than a covenant for which a default in performance has expressly been included in the indenture solely for the benefit of series of debt securities other than that series, that continues for 90 days after written notice is given to the Company and trustee by holders of at least 25% in principal amount of the Company’s outstanding debt securities of that series, in the manner specified in the indenture;

•	our bankruptcy, insolvency, liquidation or similar proceeding;

•	with respect to the subordinated debt indenture, a major subsidiary depository institution of the Company becomes subject to a receivership, insolvency, liquidation or similar proceeding; or

•	any other Event of Default included in any indenture or supplemental indenture.

If the Company, or, under the terms of the subordinated debt indenture, a major subsidiary depository institution of the Company, becomes subject to bankruptcy, solvency, liquidation, receivership or a similar proceeding, the principal amount of the applicable series of debt securities, together with accrued and unpaid interest, if any, thereon, shall automatically, and without any declaration or other action on the part of the trustee or any holder of the securities, become immediately due and payable (Section 502). The maturity of the subordinated debt securities may not be otherwise accelerated. Additionally, with respect to senior debt securities, if an Event of Default with respect to a series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of a particular series may declare the principal of all the debt securities of that series to be due and payable by delivering written notice to the Company pursuant to the terms of the senior debt indenture. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived, other than nonpayment of principal or interest that has become due solely as a result of acceleration (Section 502 of the senior debt indenture).

Holders of a series of debt securities may not enforce the indenture or the series of debt securities, except as provided in the indenture or a series of debt securities (Section 507). The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities (Sections 507 and 603). Subject to certain limitations, the holders of a majority in principal amount of the outstanding debt securities of a particular series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee (Section 512). The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders (Section 602).

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under the debt securities of any series will not necessarily constitute an event of default under our other indebtedness or vice versa.

Modification of Indentures

Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected by the modification, voting as one class. No modification of the principal or interest payment terms, requirement that the Company maintain an office or agency for matters related to the debt securities, reduction of the percentage consent required for modifications, or impairment of the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without consent of all holders (Section 902).

In addition, we and the trustee may enter into supplemental indentures without the consent of any holder of the debt securities to make certain technical changes, such as (Section 901):

•	curing ambiguities or correcting defects or inconsistencies;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

•	providing for a successor trustee;

•	qualifying the indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); or

•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded.

Discharging Our Obligations

We may choose either to discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates (Section 1302).

We may discharge our obligations on the debt securities of any series or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law. We may not have a default on the debt securities discharged on the date of deposit. The discharge may not violate any of our agreements. The discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Information Concerning the Indenture Trustee

Under provisions of the indentures and the Trust Indenture Act, if a trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the trustee shall either eliminate such interest or resign in the manner provided by the indentures. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

The trustee may resign with respect to one or more series of debt securities and a successor trustee may be appointed by us to act with respect to any such series. The trustee may be removed with respect to a series of debt securities by the Company in accordance with the terms of the Indenture, or by the holders of a majority in aggregate principal amount of such series at any time (Section 610).

Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise (Section 613).

The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities. However, no annual report is required to be submitted if no event described in Section 313(a) of the Trust Indenture Act has occurred within the 12 months preceding the reporting date (Section 703).

Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action (Section 102).

No Personal Liability of Officers, Directors, Employees or Shareholders

Our officers, directors, employees and shareholders will not have any liability for our obligations under the indentures or the debt securities by way of his or her status. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.

Form, Denominations and Registration; Global Securities; Book Entry Only System

Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in minimum denominations of $1,000 or integral multiples in excess thereof (Section 302). You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange (Section 305).

Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or any successor depositary, which we call a “depositary,” and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC. See “Global Securities” for the procedures for transfer of interests in securities held in global form.

Description of Common Stock

We are authorized to issue 90,000,000 shares of capital stock, 80,000,000 of which are shares of common stock, par value of $0.01 per share, and 10,000,000 of which are shares of preferred stock, par value of $0.01 per share. Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock. All of our shares of common stock are duly authorized, fully paid and nonassessable.

Dividends

The holders of our common stock are entitled to receive and share equally in such dividends, if any, declared by the Board of Directors out of funds legally available therefor. Under the New York Business Corporation Law, we may pay dividends on our outstanding shares except when the Company is insolvent or would be made insolvent by the dividend. In addition, we may pay dividends and other distributions either (1) out of surplus, so that our net assets remaining after such payment or distribution shall at least equal the amount of our stated capital, or (2) if we have no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year; provided, that, if our capital is less than the aggregate amount of the stated capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets, we may not pay dividends out of such net profits until the deficiency in the amount of stated capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets shall have been repaired.

Federal Reserve policy is that a bank holding company should pay cash dividends only to the extent that the company’s net income is sufficient to fund the dividends and the prospective rate of earnings retention is consistent with the company’s capital needs, asset quality and overall financial condition. In addition, Federal Reserve guidance sets forth the supervisory expectation that bank holding companies will inform and consult with Federal Reserve staff in advance of issuing a dividend that exceeds earnings for the quarter and should inform the Federal and should eliminate, defer or significantly reduce dividends if (i) net income available to stockholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends, (ii) prospective rate of earnings retention is not consistent with the bank holding company’s capital needs and overall current and prospective financial condition, or (iii) the bank holding company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios. Moreover, the guidance indicates that a bank holding company should notify the Federal Reserve in advance of declaring or paying a dividend that exceeds earnings for the period (e.g., quarter) for which the dividend is being paid or that could result in a material adverse change to the organization’s capital structure. Federal Reserve guidance also provides for consultation and nonobjection for material increases in the amount of a bank holding company’s common stock dividend.

Under the terms of the Company’s 5.50% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A, unless full dividends for the most recently completed preferred stock dividend period on all outstanding shares of preferred stock have been declared and paid in full or declared or a sum sufficient for the payment thereof has been set aside, dividends may not be paid to the holders of our common stock (except for stock dividends and a dividend in connection with a stockholders’ rights plan).

Voting Rights

The holders of our common stock are generally entitled to one vote per share.

Board of Directors

Our bylaws provide that the Board of Directors must consist of not less than five nor more than 25 directors, the exact number to be determined by resolution of a majority of the full Board of Directors. The members of the Board of Directors are elected on an annual basis. Directors are elected by a plurality of the votes cast by shareholders present at the annual shareholders’ meeting, or if the annual meeting is not held, at a special meeting called for the purpose of the election of directors. Holders of our common stock are not entitled to cumulate their votes in the election of directors.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities and the holders of any preferred stock, all of our assets available for distribution.

No Preemptive or Redemption Rights

Holders of our common stock are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Certain Provisions in Our Certificate of Incorporation, Our Bylaws, and Applicable Laws and Regulations

Our certificate of incorporation, our bylaws, and applicable federal and New York laws and regulations contain a number of provisions relating to corporate governance and rights of shareholders that might have the effect of delaying, deferring or preventing a change in control of the Company. Such provisions are listed below.

Provisions in our Certificate of Incorporation and Bylaws

Prohibition of Cumulative Voting. Our shareholders are not entitled to cumulative voting in the election of directors.

Restrictions on Call of Special Meetings. Our bylaws provide that special meetings of stockholders can be called by the Board of Directors.

Amendments to Certificate of Incorporation. Our certificate of incorporation provides that certain provisions may only be amended by the approval of 75% of the shares entitled to vote on such amendment, unless such amendment has been approved by an affirmative vote of 75% of directors then in office.

Business Combinations Involving Interested Shareholders. Our certificate of incorporation provides that an “interested shareholder” (a person who owns or an affiliate or associate of the Company who has owned in the previous two-year period more than 5% of the Company’s common stock) may engage in a business combination with the Company (i) if approved by the affirmative vote of not less than 75% of the votes entitled to be cast by the holders or (ii) (a) if approved by 75% or more of the continuing directors and (b) the per share value of the consideration for the transaction is equal to the higher of the highest per share price paid by the interested shareholder in acquiring Company common stock in the preceding two years and the fair market value per share of common stock on the date on which the interested shareholder became an interested shareholder.

Evaluation of Offers. Our certificate of incorporation provides that the Board of Directors may, in the context of opposing a tender offer, take into account (i) the social and economic effects of the offer or transaction on the employees, depositors, loan and other customers, creditors, shareholders and other elements of the communities in which we operate or are located, (ii) the reputation and business practices of the offeror and its management and affiliates, and (iii) the business and financial condition and earnings prospects of the offer or, including the possible effect of such conditions on the other elements of the communities in which we operate or are located.

Federal Laws and Regulations

The Bank Holding Company Act generally would prohibit any company that is not engaged in financial activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, could constitute acquisition of control of the bank holding company.

New York Business Corporation Law

The business combination provisions of the New York Business Corporation Law could prohibit or delay mergers or other takeovers or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company. In general such provisions prohibit an “interested shareholder” (i.e., a person who owns 20% or more of our outstanding voting stock) from engaging in various business combination transactions with our company, unless (a) the business combination transaction, or the transaction in which the interested shareholder became an interested shareholder, was approved by the Board of Directors prior to the interested shareholder's stock acquisition date, (b) the business combination transaction was approved by the disinterested shareholders at a meeting called no earlier than five years after the interested shareholder's stock acquisition date, or (c) if the business combination transaction takes place no earlier than five years after the interested stockholder's stock acquisition date, the price paid to all the stockholders under such transaction meets statutory criteria.

Description of Preferred Stock

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the amendment to our certificate of incorporation or the certificate of amendment pursuant to applicable New York State law with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.

General

Our certificate of incorporation authorizes the Board of Directors, without further stockholder action, to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, in series, and to fix the designation, powers, preferences, and rights of the shares of such series and any qualifications, limitations, or restrictions thereof, without further vote or action by the Company’s stockholders. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the shares of common stock, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation. As of December 31, 2021, 5,299,200 shares of our 5.50% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, with a liquidation preference of $25.00 per share, were issued and outstanding.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

We may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, which we call depositary shares. See “Description of Depositary Shares” below.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

•	senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Our ability to pay dividends on our preferred stock is limited by the New York State Business Corporation Law, as described above under “Description of Common Stock.”

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our certificate of incorporation.

Exchangeability

The terms on which shares of preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

Unless otherwise indicated in a prospectus supplement, each series of preferred stock may be deposited with, or on behalf of, DTC or any successor depositary and represented by one or more global securities registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global securities will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC. See “Global Securities” for the procedures for transfer of interests in securities held in global form.

Description of Depositary Shares

General

We may, at our option, elect to offer depositary shares, which represent an interest in fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Depositary Shares

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we, the trustee or its agents, nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Description of Warrants

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	any applicable antidilution provisions;

•	any applicable redemption or call provisions;

•	the circumstances under which the warrant exercise price may be adjusted;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the debt securities, preferred stock, depositary shares or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the principal amount of debt securities, the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

Description of Units

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

Description of Subscription Rights

General

We may distribute subscription rights, which may or may not be transferable, to the holders of our common stock, holders of any series of our preferred stock, holders of depositary shares or holders of our debt securities as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock, preferred stock, depositary shares or debt securities for every share of our common stock, share of a series of preferred stock, depositary shares or our debt securities that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. The subscription rights will be evidenced by subscription rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock, a series of preferred stock, depositary shares or our debt securities at a rate and price to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their subscription rights, they must do so before the expiration date of the subscription rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the subscription rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the subscription rights offering.

Exercise Price

Our board of directors will determine the exercise price or prices for the subscription rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase securities that remain unsold in the subscription rights offering; and general conditions in the securities markets, especially for securities of financial institutions.

The subscription price may or may not reflect the actual or long-term fair value of the common stock, preferred stock, depositary shares or debt securities offered in the subscription rights offering. We provide no assurances as to the market values or liquidity of any subscription rights issued, or as to whether or not the market prices of the common stock, preferred stock, depositary shares or debt securities subject to the subscription rights will be more or less than the subscription rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising subscription rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of subscription rights. Subscription rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of subscription rights that are transferable. Neither we nor the subscription agent will pay such expenses.

Expiration of Rights

The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising subscription rights. If holders of subscription rights do not exercise their subscription rights prior to such time, their subscription rights will expire and will no longer be exercisable and will have no value. We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination

We may withdraw the subscription rights offering at any time prior to the Expiration Date for any reason. We may terminate the subscription rights offering, in whole or in part, at any time before completion of the subscription rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the subscription rights offering that in the sole judgment of our board of directors would or might make the subscription rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the subscription rights offering. We may waive any of these conditions and choose to proceed with the subscription rights offering even if one or more of these events occur. If we terminate the subscription rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of subscription rights will have no rights as holders with respect to our common stock, preferred stock, depositary shares or debt securities for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such common stock, preferred stock, depositary shares or debt securities, as applicable, have been issued to such persons. Holders of subscription rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their subscription rights and have paid the exercise price to the subscription agent. All exercises of rights will be final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue any person or group of persons shares of our common stock, preferred stock, depositary shares or debt securities pursuant to the subscription rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such securities if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, our common stock, preferred stock, depositary shares or debt securities not subscribed for in the subscription rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be DTC and the securities will be registered in the name of Cede & Co. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our certificate of incorporation or the applicable indenture, warrant agreement or other applicable security. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of participants or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

DTC will take any action permitted to be taken by a registered holder of any securities under our certificate of incorporation or the relevant indenture, warrant agreement, or other applicable security only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

▪	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

▪	we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, warrant agreement, or other security that the global security will be exchangeable for definitive securities in registered form; or

▪	there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our certificate of incorporation or the relevant indenture, warrant agreement or other security.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of us, any trustees, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of the security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We may sell our securities through underwriters or dealers, directly to purchasers, through agents, or through any combination thereof.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such stock, including:

▪	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

▪	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

▪	any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL OPINIONS

The validity of the securities offered hereby will be passed upon for us by Luse Gorman, PC, Washington, D.C.

EXPERTS

The consolidated financial statements of Dime Community Bancshares, Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$125,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Raymond James		Keefe, Bruyette & Woods
A Stifel Company
Co-Managers

D.A. Davidson & Co.	Piper Sandler	Stephens Inc.

November 12, 2024